Exhibit 99.1

CERTAIN LITIGATION MATTERS

As described in Note 12. Contingencies (“Note 12”) to Altria Group, Inc.’s consolidated financial statements, there are legal proceedings covering a wide range of matters pending or threatened in various United States and foreign jurisdictions against Altria Group, Inc., its subsidiaries, including Philip Morris USA Inc. (“PM USA”), and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, (iv) class action suits alleging that the uses of the terms “Lights” and “Ultra Lights” constitute deceptive and unfair trade practices, common law fraud or RICO violations, (v) international cases, and (vi) other tobacco-related litigation.

The following lists certain of the pending claims against Altria Group, Inc., PM USA, UST LLC (“UST”) and/or UST’s subsidiaries included in these categories.

SMOKING AND HEALTH LITIGATION

The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates, as of April 26, 2010. See International Cases below for a reference to one individual smoking and health action pending in Israel and four smoking and health class actions pending in Canada.

Consolidated Individual Smoking and Health Cases

In re: Tobacco Litigation (Individual Personal Injury cases), Circuit Court, Ohio County, West Virginia, consolidated January 11, 2000. In West Virginia, all smoking and health cases in state court alleging personal injury have been transferred to the State’s Mass Litigation Panel. The transferred cases include individual cases and putative class actions. All individual cases filed in or transferred to the court by September 13, 2000 were consolidated for pretrial proceedings and trial. John Middleton Co. and U.S. Smokeless Tobacco Company were named as defendants in this action but they, along with other non-cigarette manufacturers, have been severed from this case. Currently pending are 711 civil actions (of which 405 are actions against PM USA). See Note 12 for a discussion of this litigation.

Flight Attendant Litigation

The settlement agreement entered into in 1997 in the case of Broin, et al. v. Philip Morris Companies Inc., et al., which was brought by flight attendants seeking damages for personal injuries allegedly caused by environmental tobacco smoke, allows members of the Broin class to file individual lawsuits seeking compensatory damages, but prohibits them from seeking punitive damages. See Note 12 for a discussion of this litigation.

Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Note 12 for a discussion of this case and the Engle progeny litigation.

Scott, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed May 24, 1996. See Note 12 for a discussion of this case.

Exhibit 99.1

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Cypret, et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Simms, et al. v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed May 23, 2001.

Caronia, et al. v. Philip Morris USA Inc., United States District Court, Eastern District, New York, filed January 13, 2006. See Note 12 for a discussion of this case.

Donovan, et al. v. Philip Morris, United States District Court, District of Massachusetts, filed March 2, 2007. See Note 12 for a discussion of this case.

Jackson, et al. v. U.S. Dept. of Health and Human Services, et al., Northern District, Georgia, filed May 1, 2009. See Note 12 for a discussion of this case.

HEALTH CARE COST RECOVERY LITIGATION

The following lists the health care cost recovery actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates as of April 26, 2010. See International Cases below for a list of international health care cost recovery actions.

City of St. Louis Case

City of St. Louis, et al. v. American Tobacco, et al., Circuit Court, City of St. Louis, Missouri, filed November 23, 1998. See Note 12 for a discussion of this case.

Medicare Secondary Payer Act Case

National Committee to Preserve Social Security and Medicare, et al. v. Philip Morris USA, et al., United States District Court, Eastern District, New York, filed May 20, 2008. See Note 12 for a discussion of this case.

Master Settlement Agreement-Related Cases

Vibo Corp. v. Conway, et al., United States District Court, Western District, Kentucky, filed October 28, 2008. See Note 12 for a discussion of this case.

Milhelm Attea & Bros., Inc. v. Philip Morris Companies, Inc. et al., Supreme Court, County of Erie, New York, filed December 3, 2008. See Note 12 for a discussion of this case.

Possible Adjustments in MSA Payments for 2003 to 2009

See Note 12 for a discussion of these proceedings.

Department of Justice Case

The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Note 12 for a discussion of this case.

Exhibit 99.1

“LIGHTS/ULTRA LIGHTS” CASES

The following lists the “Lights/Ultra Lights” cases pending against Altria Group, Inc. and/or its various subsidiaries and others as of April 26, 2010. See International Cases below for a reference to one “Lights” action pending in Israel.

Cleary, et al. v. Philip Morris Incorporated, et al., United States District Court, Northern District, Illinois, filed June 3, 1998. See Note 12 for a discussion of this case.

Aspinall, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998. See Note 12 for a discussion of this case.

Price, et al v. Philip Morris Inc., Circuit Court, Third Judicial Circuit, Madison County, Illinois, filed February 10, 2000. See Note 12 for a discussion of this case.

Craft, et al. v. Philip Morris Companies Inc., et al., Circuit Court, City of St. Louis, Missouri, filed February 15, 2000. See Note 12 for a discussion of this case.

Hines, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Fifteenth Judicial Circuit, Palm Beach County, Florida, filed February 23, 2001. See Note 12 for a discussion of this case.

Moore, et al. v. Philip Morris Incorporated, et al., Circuit Court, Marshall County, West Virginia, filed September 17, 2001.

Curtis, et al. v. Philip Morris Companies Inc., et al., Fourth Judicial District Court, Minnesota, filed November 28, 2001. See Note 12 for a discussion of this case.

Lawrence, et al. v. Philip Morris Incorporated (formerly known as Tremblay, et al., v. Philip Morris Incorporated), Superior Court, Rockingham County, New Hampshire, filed March 29, 2002.

Pearson v. Philip Morris Incorporated, et al., Circuit Court, Multnomah County, Oregon, filed November 20, 2002. See Note 12 for a discussion of this case.

Virden v. Altria Group, Inc., et al., Circuit Court, Hancock County, West Virginia, filed March 28, 2003.

Stern, et al. v. Philip Morris USA Inc., et al., Superior Court, Middlesex County, New Jersey, filed April 4, 2003.

Arnold, et al. v. Philip Morris USA Inc., Circuit Court, Madison County, Illinois, filed May 5, 2003.

Watson, et al. v. Altria Group, Inc., et al., Circuit Court, Pulaski County, Arkansas, filed May 29, 2003. See Note 12 for a discussion of this case.

Holmes, et al. v. Philip Morris USA Inc., et al., Superior Court, New Castle County, Delaware, filed August 18, 2003. See Note 12 for a discussion of this case.

Schwab, et al. v. Philip Morris USA Inc., et al., United States District Court, Eastern District, New York, filed May 11, 2004. See Note 12 for a discussion of this case.

Miner, et al. v. Altria Group, Inc., et al., Circuit Court, Franklin County, Arkansas, filed December 29, 2004. See Note 12 for a discussion of this case.

Mulford, et al. v. Altria Group, Inc., et al., United States District Court, New Mexico, filed June 9, 2005. See Note 12 for a discussion of this case.

Exhibit 99.1

Good, et al. v. Altria Group, Inc., et al., United States District Court, Maine, filed August 15, 2005. See Note 12 for a discussion of this case.

Tang v. Philip Morris USA Inc., United States District Court, Eastern District, New York, filed December 17, 2008.

Biundo, et al. v. Philip Morris USA Inc., et al., (formerly known as Goins, et al. v. Philip Morris USA Inc., et al.), United States District Court, Northern District, Illinois, filed December 23, 2008. See Note 12 for a discussion of this case.

Tyrer, et al. v. Philip Morris USA Inc., et al., United States District Court, Southern District, California, filed January 14, 2009.

Domaingue, et al. v. Philip Morris USA Inc., et al., United States District Court, Eastern District, New York, filed March 19, 2009.

Wyatt, et al. v. Philip Morris USA Inc., et al., (formerly Nikolic, et al. v. Philip Morris USA Inc., et al.), United States District Court, Eastern District, Wisconsin, filed June 16, 2009.

Mirick, et al. v. Philip Morris USA Inc., et al., United States District Court, Southern District, Mississippi, filed July 2, 2009.

Williams v. Altria Group, Inc., United States District Court, Eastern District, Arkansas, filed July 6, 2009.

Slater, et al. v. PM USA, et al., United States District Court, District of Columbia, filed November 12, 2009.

Corse, et al. v. PM USA, et al., United States District Court, Middle District, Tennessee, filed November 25, 2009.

Parsons, et al. v. PM USA, et al., United States District Court, District of Columbia, filed December 2, 2009.

Haubrich, et al. v. Philip Morris USA Inc., United States District Court, Eastern District, Pennsylvania, filed December 9, 2009.

Kelly v. Martin & Bayley, Inc. et al., Circuit Court, Madison County, Illinois, filed February 4, 2005. See Note 12 for a discussion of this case.

Many of the cases above have been consolidated by the Judicial Panel on Multidistrict Litigation in the United States District Court for the District of Maine. For a discussion of this consolidated proceeding, see Note 12.

INTERNATIONAL CASES

Canada

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001. Health care cost recovery action. See Note 12 for a discussion of this case.

Her Majesty the Queen in Right of the Province of New Brunswick v. Rothmans, Inc. et al., Court of the Queen’s Bench of New Brunswick Judicial District of Fredericton, Canada, filed March 13, 2008. Health care cost recovery action. See Note 12 for a discussion of this case.

Dorion, et al. v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed on or about June 17, 2009. Smoking and health class action.

Exhibit 99.1

Semple, et al. v. Canadian Tobacco Manufacturers’ Council, et al., Supreme Court of Nova Scotia, Canada, filed on or about June 18, 2009. Smoking and health class action.

Kunta, et al. v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Manitoba, Winnipeg Centre, Canada, filed on an unknown date in June 2009. Smoking and health class action.

Adams, et al. v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench for Saskatchewan, Judicial Centre of Regina, Canada, filed July 10, 2009. Smoking and health class action. See Note 12 for a discussion of this case.

Her Majesty the Queen in Right of Ontario v. Rothmans Inc., et al., Superior Court of Justice of Ontario, Canada, filed on or about September 30, 2009. Health care cost recovery action. See Note 12 for a discussion of this case.

Israel

Kupat Holim Clalit v. Philip Morris USA, et al., Jerusalem District Court, Israel, filed September 28, 1998. Health care cost recovery case. See Note 12 for a discussion of this case.

El-Roy, et al. v. Philip Morris Incorporated, et al., District Court of Tel-Aviv/Jaffa, Israel, filed January 18, 2004. “Lights” case. See Note 12 for a discussion of this case.

See Note 12 for a discussion of the Distribution Agreement between Altria Group, Inc. and PMI, which provides for indemnities for certain liabilities concerning tobacco products.

CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against Altria Group, Inc. and/or its various subsidiaries of April 26, 2010.

Tobacco Price Cases

Smith, et al. v. Philip Morris Companies Inc., et al., District Court, Seward County, Kansas, filed February 9, 2000. See Note 12 for a discussion of this case.

Romero, et al. v. Philip Morris Inc., et al., First Judicial District Court, Rio Arriba County, New Mexico, filed April 10, 2000. See Note 12 for a discussion of this case.

Cases under the California Business and Professions Code

Brown, et al. v. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997. See Note 12 for a discussion of this case.

Ignition Propensity Cases

Sarro v. Philip Morris USA Inc., United States District Court, Massachusetts, filed December 20, 2007. See Note 12 for a discussion of this case.

Walker, et al. v. Philip Morris USA, Inc., et al., United States District Court, Western District, Kentucky, filed February 1, 2008. See Note 12 for a discussion of this case.

Green v. PM USA, et al., Circuit Court, Colbert County, Alabama, filed April 7, 2009. See Note 12 for a discussion of this case.

Exhibit 99.1

Hallmark v. PM USA, et al., Circuit Court, Colbert County, Alabama, filed April 7, 2009. See Note 12 for a discussion of this case.

UST LITIGATION

The following lists certain actions pending against UST and/or its subsidiaries as of April 26, 2010.

Vassallo v. United States Tobacco Co., et al., Circuit Court of the Judicial District, Miami-Dade County, Florida, filed November 12, 2002. See Note 12 for a discussion of this case.

Hill, et al. v. U.S. Smokeless Tobacco Company, Connecticut Superior Court, filed March 7, 2005. See Note 12 for a discussion of this case.